Exhibit 10.1

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY. THE SHARES BEING SOLD HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THE SALE PRICE WAS DETERMINED ARBITRARILY BY THE SELLERS AND BEARS NO RELATIONSHIP TO THE ASSETS, EARNINGS, BOOK VALUE, CURRENT OR FUTURE TRADING PRICE OF THE SHARES, OR ANY OTHER CRITERIA.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made and entered into this 24th day of September, 2021, by and among WECONNECT TECH INTERNATIONAL, INC., a Nevada corporation (the “Company”), the Sellers set forth on the signature pages hereto (the “Sellers”), and the purchasers set forth on Exhibit A, attached hereto and incorporated herein (each, a “Purchaser”, and collectively, the “Purchasers”). Sellers own an aggregate of 436,482,690 shares of the common stock of the Company. Purchasers desire to purchase from Sellers, and Sellers are willing to sell shares of such common stock, subject to the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Purchase and Sale. The Sellers hereby agree to sell to the Purchasers and the Purchasers, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, agree to purchase from the Sellers an aggregate of 436,482,690 shares of Common Stock of the Company and such number of shares of Series A Preferred Stock as may be established pursuant to Section 2.1.3 (the “Company Shares”) for a total purchase price of Four Hundred Ninety Five Thousand Three Hundred Fifty Dollars ($495,350) (the “Purchase Price”), payable in immediately available funds in United States currency. Sellers and Purchasers acknowledge the receipt of Fifty Thousand Dollars ($50,000) (the “Initial Deposit”), which is nonrefundable to the Buyer, and One Hundred Ninety Seven Thousand Six Hundred Seventy Five Dollars ($197,675) (the “Second Deposit”), which is nonrefundable to the Buyer, as of the date of this Agreement, for an aggregate of Seven Thousand Six Hundred Forty Five Dollars ($247,645). The parties acknowledge and agree that the Initial Deposit and Second Deposit shall be applied in accordance with the terms of this Escrow Agreement.

Purchasers and Sellers acknowledge and accept that the trading price of the Company Shares may decrease or increase subsequent to the sale of the Company Shares. Purchasers and Sellers waive claims to any losses as a result of the sale of the Company Shares. The Company Shares shall equal approximately 90% of the issued and outstanding shares of common stock (determined on an as converted basis) and voting power of all securities of the Company.

2.      Closing. The Closing of the purchase and sale of the Company Shares shall occur upon the satisfaction or waiver of all conditions set forth below, but no later than 5 PM PST on the October 15, 2021, or such other date as may be determined by the parties (the “Closing Date”).

2.1.        Sellers/Company Deliverables: Unless waived in writing by Purchasers, the Sellers and the Company shall:

2.1.1.        Ten calendar days prior to the Closing, cause the Company to file and mail to each of the Company’s stockholders an information statement required by Rule 14f-1 promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the change of control to be effectuated by the appointment of new officers and directors at the Closing;

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2.1.2.        Prior to the Closing:

2.1.2.1.  Cause the Company to timely file a Current Report on Form 8-K disclosing the entry by the Sellers of this Agreement;

2.1.2.2.  Deliver to the Escrow Agent the Company books and records, unless otherwise agreed to in writing by the parties;

2.1.3.        Cause the Company to establish a Series A Preferred Stock with such powers, rights, privileges and preferences as may be requested by Purchaser, all of which shall be delivered to the Purchasers as a part of the Company Shares;

2.1.4.        On or prior to the Closing, deliver to the Purchasers:

2.1.4.1.  All management accounts and other records desirable and necessary for Purchasers to prepare and file the Company’s annual report for the year ended July 31, 2021, on Form 10-K with the Securities and Exchange Commission;

2.1.4.2.  Signed resignation letters of all existing officers and directors of the Company;

2.1.4.3.  Executed Board consents appointing designees of the Purchasers as directors and officers of the Company;

2.1.4.4.  All Edgar and other codes of the Company necessary to make filings with the Securities and Exchange Commission;

2.1.4.5.  Written confirmation from the Company’s stock transfer agent that it has received all documentation necessary to effectuate the transfer of stock certificates representing the Company Shares to the Purchasers.

2.2.        Purchaser Deliverables: On or prior to the Closing, the Purchaser(s) shall deliver: (i) the Purchase Price to the Escrow Agent; and (ii) written instructions to proceed with the Closing.

3.      Resignation of Old and Appointment of New Board of Directors and Officers. The Company and the Sellers shall take such corporate action(s) and make such SEC filings on Schedule 14F-1 in compliance with the Exchange Act Rules and as otherwise required by the Company Articles of Incorporation and/or Bylaws to duly (a) appoint the below named persons, or other persons who names shall be delivered to the Company, to their respective positions, to be effective as of the Closing Date, and (b) oVancbtain and submit to the Purchasers, together with all required corporate action(s) the resignation of all members of the board of directors, and any and all corporate officers as of the Closing Date, all of which actions shall be certified and delivered to the Purchasers as effective at Closing by the Sellers in such form and substance satisfactory to the Purchasers. Following the execution of this Agreement and through the date of effectiveness of such resignations, no other officers or directors shall be appointed or elected to serve the Company except as otherwise expressly provided herein.

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Name	Position
Vance Harrison	Chief Executive Officer, President and Director
Terina Liddiard	Chief Financial Officer, Secretary and Director
Taylor Brody	Chief Marketing Officer and Director

4.      Representations and Warranties of the Company. The Company hereby represents and warrants to each of the following as of the date hereof and the Closing Date:

4.1.                      Corporate Existence and Power. The Company is a corporation duly organized and validly existing and, at the Closing Date, will be in good standing under the laws of the jurisdiction of its incorporation or formation. The Company has the requisite corporate power and authority to carry on its business as presently conducted and as currently proposed to be conducted, to own and operate its properties and assets, to execute and deliver this Agreement, and to carry out the provisions of this Agreement. The Company is duly qualified to do business and is in good standing as a foreign company in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

4.2.                      Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, partnership, limited liability company or other business entity. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement. Except as disclosed in its periodic reports filed with the Securities and Exchange Commission, since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the equity securities of or any interest in any corporation, partnership, limited liability company or other business entity.

4.3.                      Authorization; No Contravention. The execution, delivery and performance by the Company and the Sellers of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary action of the Sellers and the Company, (b) do not violate, conflict with or result in any breach or default of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any lien under, any contractual obligation of the Sellers or the Company or any requirement of law applicable to the Company, and (d) do not violate any judgment, injunction, writ, award, decree or order (collectively, “Orders”) of any governmental authority against, or binding upon, the Company. There are no actions, subpoenas, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, “Claims”) pending, initiated, or, to the knowledge of the Sellers, threatened, at law, in equity, in arbitration or before any governmental authority against the Company.

4.4.                      Governmental Authorization; Third Party Consents. No consent, approval, authorization, order, registration or qualification (each, an “Authorization”) of or with any governmental authority or any other person is required for the execution, delivery or performance (including, without limitation, the sale of the Company Shares) by, or enforcement against, the Company of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement, except (i) such Authorizations as have already been obtained or (ii) as otherwise provided in this Agreement.

4.5.                      Capitalization.

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4.5.1.        The Company's authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.001, of which 593,610,070 shares are issued and outstanding, and 30,000,000 shares of preferred stock, par value $0.001, none of which are issued and outstanding. All shares of Company stock are owned of record and beneficially by the shareholders in the amounts set forth in the Shareholder’s list attached hereto as Exhibit B. There are no outstanding dividends, whether current or accumulated, due or payable on any of the capital stock of the Company.

4.5.2.        Sellers are the legal owner, and has good and marketable title (beneficially and of record) to all of the Company Shares. The Company Shares, when issued to the Purchasers pursuant to this Agreement, will be: (i) duly authorized, validly issued, and outstanding; (ii) fully paid, non-assessable, and free of preemptive rights; and (iii) free and clear of any and all pledges, claims, restrictions, charges, liens, security interests, encumbrances, or other interests of third parties of any nature whatsoever. As of the date hereof: (i) there are no outstanding options, warrants, rights, commitments, or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company; (ii) there are no voting trusts, voting agreements, proxies, or other agreements, instruments, or undertakings with respect to the voting of any Company securities to which the Company or any of its shareholders is a party; and (iii) there are no restrictions on transfer of any Company securities except for restrictions imposed by applicable laws or by the express terms of this Agreement. There are no contracts, commitments, understandings or arrangement by which the Company is bound to issue additional registered capital, share capital or other securities.

4.6.        Agreements. Except for this Agreement and the Escrow Agreement (as hereinafter defined), there are no agreements, understandings, instruments, contracts or proposed transactions, or judgments, orders, writs or decrees, to which the Company is a party or by which it is bound. The Company is not a guarantor or indemnitor of any indebtedness of any other person, party or entity. The Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its equity securities.

4.7.        Absence of Undisclosed Liabilities. As of the dates of the Company's financial statements, the Company had no liabilities, either accrued or contingent, of a nature required to be reflected in the financial statements in accordance with generally accepted accounting principles (whether due or to become due, which individually or in the aggregate are reasonably likely to have an adverse effect on the Company) but that are actually not reflected in the financial statements .

4.8.        Absence of All Liabilities.

4.8.1.     Except as set forth on the Quarterly Report on Form 10-Q for the three months ended April 30, 2021, and that certain Current Report on Form 8-K filed with the United States Securities and Exchange Commission on August 27, 2021, of the Company, the Company has no liabilities, either accrued or contingent, whether or not of a nature required to be reflected in the financial statements in accordance with generally accepted accounting principles, and whether due or to become due. Except as set forth in Exhibit C (collectively, the “Holdback Creditors”), as of the Closing Date, the Company has fully paid all creditors, debtors, vendors and service providers for all obligations that have become due and payable as of the Closing Date.

4.8.2.     There are no lawsuits, actions or administrative, arbitration or other proceedings or governmental investigations ongoing, pending or threatened against or relating to the Company, Sellers or the Company's properties or business. The Company has not entered into or been subject to any consent decree, compliance order, or administrative order with respect to any property owned, operated, leased, or used by the Company. The Company has not received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any property owned, operated, leased, or used by the Company or any facilities or operations thereon.

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4.8.3.     Except as set forth in Exhibit C: (i) The Company has filed all tax returns required to have been filed and paid the taxes set forth therein; (ii) All tax returns filed on or prior to the Closing Date were correct and complete in all material respects; (iii) The Company currently is not the beneficiary of any extension of time within which to file any tax return. To the Company's knowledge, no claim has ever been made by an authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no actual, pending or, to the Company's knowledge, threatened liens, encumbrances, or charges against any of the assets of the Company arising in connection with any failure (or alleged failure) to pay any tax. The Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party. To the Company's knowledge, there is no dispute or claim concerning any tax liability of the Company either claimed or raised by any authority in writing. The Company has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

4.9.                      Financial Statements. The Company's financial statements fairly present the financial condition of the Company at the dates of said statements and the results of its operations for the periods covered thereby and have been prepared in accordance with United States generally accepted accounting principles and practices consistently applied and consistent with the books and records of the Company.

4.10.                   Binding Effect. This Agreement has been duly executed and delivered by the Sellers, and constitutes the legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

4.11.                   Private Offering. No registration of the Company Shares, pursuant to the provisions of the Securities Act of 1933, as amended, or any state securities or “blue sky” laws, will be required by the sale of the Company Shares in the manner contemplated in Section 1 herein. Sellers agree that neither they, nor anyone acting on their behalf, shall offer to sell the Company Shares or any other securities of the Company so as to require the registration of the Company Shares pursuant to the provisions of the Securities Act of 1933, as amended, or any state securities or “blue sky” laws.

4.12.                   Disclosure. Sellers understand and confirm that Purchasers are relying on the representations, warranties and covenants contained in this Agreement and the disclosures set forth in the reports, forms and other documents filed with the United States Securities Exchange by the Company (collectively, the “SEC Reports”) in entering into this Agreement. All disclosures contained in the SEC Reports or otherwise provided to Purchaser regarding the Company, its businesses and the transactions contemplated hereby, furnished by or on behalf of Sellers or the Company are complete, true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.      Holdback. The Company, Purchasers and the Sellers agree, and hereby instruct the Escrow Agent (as hereinafter defined), to hold back from that portion of the Purchase Price to be distributed to the Sellers by the Escrow Agent (as hereinafter defined) the following amounts:

5.1.	$40,000 to be applied towards the preparation of the 2020 and 2021 federal and state tax returns of the Company and the payment of all amounts due to such tax authorities;

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5.2.	an amount equal to the amount necessary to pay in full the Holdback Creditors.

The Company, Purchasers and Sellers hereby agree that the Escrow Agent is hereby instructed and authorized (without the requirement of further instructions or authorizations) to make the foregoing distributions from the Purchase Price in accordance with the terms of the Escrow Agreement.

6.      Acknowledgement of Escrow Agent as Counsel to Purchaser Representative. The Sellers and Purchasers hereby acknowledge that they are parties to that certain Escrow Agreement dated September __, 2021, by and among Chen-Drake Law (“Escrow Agent”), the Purchasers and the Sellers (the “Escrow Agreement”), pursuant to which the Sellers and Purchasers established an escrow account and appointed Escrow Agent to serve as the escrow agent thereto in accordance with the terms and conditions of the Escrow Agreement. The Sellers and Purchasers hereby acknowledge that Escrow Agent: (i) is legal counsel to the representative of the Sellers; (ii) has explained to each of it the potential conflicts arising from having legal counsel to the representative of the Sellers serve as the Escrow Agent; and (iii) has advised each of them to seek independent counsel to review the terms of this Agreement and the Escrow Agreement. Each of the Company, Sellers and Purchasers hereby acknowledges that it, he or she has had the opportunity to seek such independent counsel and agrees to waive all potential and actual conflicts arising from having Escrow Agent serve as Escrow Agent. The parties further acknowledge that the duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth in the Escrow Agreement and no duties, responsibilities or obligations shall be inferred or implied. Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the Purchasers, the Company and the Sellers or to which any of the Purchasers or the Sellers are a party, even though reference thereto may be made herein, or to comply with any direction or instruction from any of the Purchasers or the Sellers or any entity acting on its behalf. The Purchasers, the Company and the Sellers hereby expressly acknowledge their appointment of Escrow Agent to serve as the escrow agent in accordance with the terms and conditions of the Escrow Agreement.

7.      Miscellaneous. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and discussions between Purchasers and Sellers. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provisions hereof. This Agreement may be executed by the parties hereto in separate counterparts, each of which will be deemed to be one and the same instrument. All claims, disputes and other matters in question between the parties to this Agreement, arising out of or relating to this Agreement or breach thereof, shall be filed and heard only in the state courts of Nevada. The Agreement will be government by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph.

COMPANY:

WECONNECT TECH INTERNATIONAL INC.

a Nevada corporation

By: /s/ Shiong Han Wee

Its: Shiong Han Wee

Chief Executive Officer

Address:

1st Floor, Block A, Axis Business Campus

No. 13A & 13B, Jalan 225, Section 51A

46100 Petaling Jaya

Selangor, Malaysia

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SELLERS

Angel Seed Capital Sdn. Bhd.	Black Arrow Ventures Capital Sdn. Bhd.

By: /s/ Khoo Yu Fong	By: /s/ Loh Huu Ping
Khoo Yu Fong, Director, CEO	Loh Hsu Ping, CEO
(25,000,000 shares of Common Stock)	(25,000,000 shares of Common Stock)

Capital Smart Management Sdn. Bhd.	City Assets Planner Sdn. Bhd.

By: /s/ Eugene Wong Kwok Hoe	By: /s/ Lim Sooi Yee
Eugene Wong Kwok Hoe, CEO	Lim Sooi Yee, CEO
(25,000,000 shares of Common Stock)	(25,000,000 shares of Common Stock)

Ecofresh Holding Sdn. Bhd.	Future Strategic Management Sdn. Bhd.

By: /s/ Chua Teng Wee	By: /s/ Lee Hong Liang
Chua Teng Wee, CEO	Lee Hong Liang, CEO
(25,000,000 shares of Common Stock)	(25,000,000 shares of Common Stock)

Great SGA Sdn. Bhd.	Silver Cat Sdn. Bhd.

By: /s/ Lee Mun Fai	By: /s/ Silvia Kong Bit Hee
Lee Mun Fai, CEO	Silvia Kong Bit Hee, CEO
(25,000,000 shares of Common Stock)	(10,000,000 shares of Common Stock)

Tactical Ventures Sdn. Bhd.	HQL Technology Sdn. Bhd.

By: /s/ Chong Boon Leng	By: /s/ Chow Chui Mei
Chong Boon Leng, CEO	Chow Chui Mei, CEO
(10,000,000 shares of Common Stock)	(25,000,000 shares of Common Stock)

MIG Network International Ltd.	MIG Network & Consultancy Sdn Bhd

By: /s/ Kwueh Lin Wong	By: /s/ Shiong Han Wee
Kwueh Lin Wong, CEO	Shiong Han Wee, Director
(25,000,000 shares of Common Stock)	(30,000,000 shares of Common Stock)

/s/ Shiong Han Wee	/s/ Kwueh Lin Wong
Shiong Han Wee	Kwueh Lin Wong
(82,089,140 shares of Common Stock)	(79,393,450 shares of Common Stock)

PURCHASER:

MOTOS AMERICA,
a Utah corporation

By: /s/ Vance Harrison
Name: Vance Harrison
Title: Chief Executive Officer

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EXHIBIT A

PURCHASERS

	Amount of Shares	Consideration
Moto America, Inc.	436,482,680 Common Shares 10 Million Series A Preferred Shares	$495,350

TOTAL	436,482,680 Common Shares 10 Million Series A Preferred Shares	$495,350

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EXHIBIT B

SHAREHOLDERS LIST

[See Attachment]

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EXHIBIT C

WECT SERVICE PROVIDERS AND LIABILITIES

Service Provider	Fund Owed?	Comments
Neda Hessamy US Senior Tax Manager Manning Elliott LLP T: 604-714-3600 | F: 604-714-3669	USD $6,449.19 (to be paid at closing)	Former Tax Preparer

Jessica Lin, CPA (林美瑤 會計師)
Assurance Partner

Simon & Edward, LLP
An Independent Member of BDO Alliance

3230 Fallow Field Drive, Diamond Bar, CA 91765

Office +1.909.839.0188 Fax 1.909.839.1128

Website: www.secpa.us

E-mail: jessica.lin@secpa.us

	$7,000 (to be paid at closing)	To be engaged to prepare the 2019 and 2020 tax returns. Fees to be paid on or prior to closing.

Sau Jong, Lim

Partner

CPA (Aust.), MICPA, CA(M), ASEAN CPA

TOTAL ASIA ASSOCIATES PLT (AF002128)  (LLP0016837-LCA)

Chartered Accountants

(A firm registered with Malaysian Institute of Accountants and US PCAOB)

| Audit | Advisory | Taxation |

BLOCK C-3-1, MEGAN AVENUE 1, 189 OFF JALAN TUN RAZAK, 50400 KUALA LUMPUR.

Tel: +603 2733 9989

MYR 108,456.69 (approx. USD $26,131) (to be paid at closing)

Prior Auditor

Beneficiary: Total Asia Associates PLT

Bank: RHB Islamic Bank Berhad

Accnt #: 6-64236-0000007-2

Swift Code: RHBAMYKL

Bank Address: Ground & Mezanine Floor

Podium Block, Plaza OSK

Jalan Ampang

50450 Kuala Lumpur, Malaysia

Olayinka Olebika OLAYINKA OYEBOLA & CO (Chartered Accountants) 43, Churchgate Street, Victoria Island Lagos. 08117947982	$0	Current Auditor
Fran Newman Sesti GlobalOne Filings, Inc. Ph: 760-943-1088 Fax: 877-373-0555	$3,751 (to be paid at closing)	Edgarizer
Brian Barthlow EmpireStock Transfer 1859 Whitney Mesa Dr Henderson, NV 89014 (702) 818-5898 brian@empirestock.com	$3,600 (to be paid at closing)	Stock Transfer Agent
Jenny Chen-Drake	$26,400 + $18,615 (to be paid at Closing)	Legal Counsel fees and advances
Nevada Secretary of State	$1,350 (to be paid at Closing)	Annual Fee
IRS	$21,288.49 (to be paid at closing)	Late Filing Penalty** WECT is late in filing its 2020 taxes and its 2021 taxes are due 11/15/2021.

Please note that the above table (as such table may be updated to reflect ongoing costs and advances) will be included in the escrow agreement as an instruction to the escrow agent to issue payment directly to the foregoing services providers.

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